Exhibit 99.1

RxSight, Inc. Reports First Quarter 2022 Financial Results

Aliso Viejo, Calif. (NASDAQ: RXST) – May 5, 2022 – RxSight, Inc., an ophthalmic medical device company dedicated to improving the vision of patients following cataract surgery, today reported financial results for the three months ended March 31, 2022.

Key Quarterly Highlights:

•
Delivered first quarter 2022 revenue of $8.9 million, an increase of 157% compared to the first quarter of 2021, reflecting:
•
The sale of 40 Light Delivery Devices (LDD™s), representing a 208% unit increase from the first quarter of 2021, expanding the installed base to 246 LDDs at the end of the quarter, a 134% increase compared to the 105 LDD installed base at the end of the first quarter of 2021.
•
The sale of 4,166 Light Adjustable Lenses (LAL®s), representing a 166% increase in procedure volumes when compared to the first quarter of 2021.
•
Revised 2022 revenue guidance to a range of $41.5 million to $45.5 million, compared to the prior 2022 guidance range of $40 million to $44 million.

“We are very pleased with our strong start to 2022,” said Dr. Ron Kurtz, Chief Executive Officer and President of RxSight. “Solid revenue growth, driven by an expanding installed base and rising procedure volumes, confirms that an increasing number of doctors and patients are selecting our premium cataract solution for the significant advantages it provides. We are confident in our ability to execute our growth strategy in 2022 and beyond by continuing to focus on our core strengths: exceptional visual outcomes across a range of patient types and preferences, a positive and interactive patient experience that achieves high satisfaction and a convincing value proposition for premium cataract practices and their patients.”

First Quarter Financial Results

In the first quarter of 2022, total revenue was $8.9 million, an increase of 157% compared to the first quarter of 2021. Revenue growth was driven by a 149% increase in LDD revenue and a 168% increase in LAL revenue, as compared to the first quarter of 2021.

Gross profit for the first quarter of 2022 was $3.7 million (42% of revenue), an increase of $2.6 million or 236% compared to the gross profit of $1.1 million (32% of revenue) for the first quarter of 2021.

Total operating expenses for the first quarter of 2022 were $20.3 million, a 66% increase from $12.3 million in the first quarter of 2021. The rise in operating expenses is primarily due to higher sales and marketing headcount to support the company’s growth plans, the cost associated with operating as a public company, and an increase of $1.4 million in stock-based compensation expense.

In the first quarter of 2022, the company reported a net loss of $17.6 million, or $(0.64) per basic and diluted share, compared to net loss of $6.8 million, or $(1.70) per basic and diluted share in the first quarter of 2021. The adjusted net loss in the first quarter of 2022 was $14.9 million, or $(0.54) per basic and diluted share, compared to an adjusted net loss of $10.6 million, or $(2.65) per basic and diluted share in the first quarter of 2021.

Cash, cash equivalents and short-term investments as of March 31, 2022, were $143.8 million and long-term debt was $39.9 million. On May 3, 2022, the company amended its loan and security agreement with Oxford Finance, extending the draw periods for the remaining $20 million in two additional draws in 2023 and extending the interest-only period from December 1, 2023, to April 1, 2025.

Financial Outlook

Based on its first quarter 2022 performance, RxSight has revised its 2022 full year revenue guidance to a range of $41.5 million to $45.5 million, compared to prior guidance of $40 million to $44 million. The revised guidance range implies an annual growth rate versus 2021 of 84% to 101%. The company did not change its guidance for 2022 gross margin or operating expenses, which are ranges of 35% to 36% of revenue, and $86.0 million to $90.0 million, respectively.

Conference Call

On Thursday, May 5, 2022, at 1:30 p.m. Pacific Time, the company will host a conference call to discuss its first quarter 2022 financial results. The call may be accessed by dialing 844-602-7038 (U.S.) or 916-637-9714 (International) five to ten minutes prior to the start time, using conference ID: 8478727 or through a live and archived webcast of the event available for one year at https://investors.rxsight.com/.

About RxSight, Inc.

RxSight, Inc. is a commercial-stage medical technology company dedicated to improving the vision of patients following cataract surgery. The RxSight® Light Adjustable Lens system, comprised of the RxSight Light Adjustable Lens® (LAL), RxSight Light Delivery Device (LDD) and accessories, is the first and only commercially available intraocular lens (IOL) technology that enables doctors to customize and optimize visual acuity for patients after cataract surgery. The LAL now features ActivShield™ technology, a revolutionary UV protection layer built into the lens. Additional information about RxSight can be found at www.rxsight.com.

Forward-Looking Statements

This press release contains forward-looking statements, including the significant advantages the LAL provides, our ability to execute our growth strategy in 2022 and beyond, exceptional visual outcomes across a range of patient types and preferences, a positive and interactive patient experience that achieves high satisfaction and a convincing value proposition for premium cataract practices and their patients. Such statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, and among other things, our ability to maintain cash balances and successfully commercialize or partner our product candidates currently under development. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue" or the negative of such terms and other same terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

Investor Relations Contact:

Philip Taylor

Gilmartin Group

415.937.5406

IR@rxsight.com

Company Contact:

Shelley B. Thunen

Chief Financial Officer

sthunen@rxsight.com

RxSIGHT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Sales	$8,942	$3,484
Cost of sales	5,181	2,365
Gross profit	3,761	1,119
Operating expenses:
Selling, general and administrative	13,620	5,611
Research and development	6,719	6,643
Total operating expenses	20,339	12,254
Loss from operations	(16,578)	(11,135)
Other income (expense), net:
Expiration of warrant	—	5,018
Interest expense	(1,060)	(698)
Interest and other income	46	17
Loss before income taxes	(17,592)	(6,798)
Income tax expense	4	7
Net loss	$(17,596)	$(6,805)

Other comprehensive income (loss)
Unrealized (loss) income on short-term investments	(74)	7
Foreign currency translation loss	(4)	(4)
Total other comprehensive (loss) income	(78)	3
Comprehensive loss	$(17,674)	$(6,802)
Net loss per share:
Attributable to Series G common stock, basic and diluted	$—	$(0.16)
Attributable to common stock, basic and diluted	$(0.64)	$(1.70)
Weighted-average shares used in computing net loss per share:
Attributable to Series G common stock, basic and diluted	—	1
Attributable to common stock, basic and diluted	27,425,610	3,996,173

RxSIGHT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2022	2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,132	$24,361
Short-term investments	119,715	134,971
Accounts receivable	5,626	4,862
Inventories	8,490	8,032
Prepaid and other current assets	3,184	4,069
Total current assets	161,147	176,295
Property and equipment, net	10,915	11,217
Operating leases right-of-use assets	4,057	4,284
Restricted cash	811	811
Other assets	132	114
Total assets	$177,062	$192,721
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,587	$1,689
Accrued expenses and other current liabilities	6,409	7,859
Lease liabilities	1,663	1,529
Total current liabilities	10,659	11,077
Long-term lease liabilities	3,350	3,642
Term loan, net	39,890	39,760
Total liabilities	53,899	54,479
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, 900,000,000 shares authorized, 27,485,685 shares issued and outstanding as of March 31, 2022 and 27,366,746 shares issued and outstanding as of December 31, 2021	27	27
Preferred stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	620,106	617,511
Accumulated other comprehensive loss	(98)	(20)
Accumulated deficit	(496,872)	(479,276)
Total stockholders' equity	123,163	138,242
Total liabilities and stockholders' equity	$177,062	$192,721

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented under generally accepted accounting principles in the United States (“GAAP”), we believe certain non-GAAP measures, including Adjusted net loss, and Adjusted net loss per share, basic and diluted, provide useful information to investors and are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense and expiration of warrant because these are non-cash in nature and excluding these items provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies.

We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Net Loss and Adjusted Net Loss Per Share

Adjusted net loss is a non-GAAP financial measure that we define as net loss adjusted for (i) stock-based compensation and (ii) expiration of warrant. We believe Adjusted net loss provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. Adjusted net loss for Series G Common Stock is not impacted by the adjustments.

Reconciliations of Net loss to Adjusted net loss and the presentation of Adjusted net loss per share, basic and diluted, are as follows:

RxSIGHT, INC.

GAAP To NON-GAAP RECONCILIATIONS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three months ended March 31,
	2022	2021
Common Stock
Numerator:
Net loss available to stockholders, basic and diluted	$(17,596)	$(6,805)
Add:
Stock-based compensation	2,649	1,239
Expiration of warrant	—	(5,018)
Adjusted net loss available to common stockholders, basic and diluted:	$(14,947)	$(10,584)

Denominator:
Weighted-average shares outstanding, basic and diluted	27,425,610	3,996,173
Adjusted net loss per share, basic and diluted	$(0.54)	$(2.65)